UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2007

SUNOVIA ENERGY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-139774	98-0550703
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. EmployerIdentification Number)

6408 Parkland Drive, Suite 104
Sarasota, Florida  34243
(Address of principal executive offices) (zip code)

941-751-6800
 (Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Effective December 18, 2007, Acadia Resources, Inc. (the “Company”) changed its name to “Sunovia Energy Technologies, Inc.”  In addition, effective December 18, 2007, Company’s quotation symbol on the Over-the-Counter Bulletin Board was changes from AADI to SUNV.  A copy of the Certificate of Merger, pursuant to which the Company’s name was changed to Sunovia Energy Technologies, Inc., is attached hereto as Exhibit 3.1.

Item 8.01  Other Events

On December 17, 2007, the Company paid a stock dividend, whereby each shareholder of record on December 17, 2007 received four and one half shares of common stock of the Company for each share of common stock that they own.  The stock dividend was approved by the Company’s Board of Directors.  No fractional shares were issued for any fractional share interest created by the stock dividend.  Each stockholder received a full share of common stock for any fractional share interests created by the stock dividend.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.
Not applicable

(c)        Shell company transactions.

Not applicable

(d) Exhibits

Exhibit No.	Description of Exhibit
3.1	Certificate of Merger pursuant to which the Company’s name was changed to Sunovia Energy Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOVIA ENERGY TECHNOLOGIES, INC.

December 27, 2007	By:	/s/ Carl L. Smith, III
Carl L. Smith, III
Chief Executive Officer

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